Exhibit 10.29

MOMENTIVE PERFORMANCE MATERIALS INC.
SUMMARY OF TERMS OF SEVERANCE BENEFIT AMENDMENT
FOR DOUGLAS A. JOHNS

Effective Date: Oct. 1, 2010

Severance Benefits: In the event that Mr. Johns' employment is terminated by the Company without Cause, Mr. Johns shall be entitled to applicable severance benefits for a period of 18 months.